Income Focus [(01.12)] Rider

This rider is designed to provide a payment stream for life.

This rider forms a part of the Base Contract to which it is attached and is effective on the Rider Effective Date shown on the Contract Schedule.  In the case of a conflict with any provision in the Base Contract, the provisions of this rider control.  Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider.  This rider terminates as indicated under the Conditions for Termination of this Rider section.

Definitions

Definitions specific to this rider that are not in the Base Contract follow.

Base Contract	The contract to which this rider is attached.
Benefit Anniversary	A 12-month anniversary of the Benefit Date.
Benefit Date	The date Income Focus Payments begin. It is also the date we first establish the initial annual maximum Income Focus Payment.
Benefit Year	Any period of 12 months commencing with the Benefit Date and each Benefit Anniversary thereafter.
Covered Person(s)
The person(s) on whose lives we base Income Focus Payments.  We determine the Covered Person(s) on the Rider Effective Date.

For single Income Focus Payments.
(a) If the Base Contract is solely owned, the Covered Person is the Owner.
(b) If the Base Contract is owned by a non-individual, the Covered Person is the Annuitant.
(c) If the Base Contract is jointly owned, you may be able to choose which Joint Owner is the Covered Person subject to the Age for Selecting Income Focus shown on the Contract Schedule.

For joint Income Focus Payments, you and your spouse are the Covered Persons.

For joint Income Focus Payments under contracts that are not qualified under the tax code:
(a) spouses must be Joint Owners; or
(b) one spouse must be the sole Owner and Annuitant and the other spouse must be the sole primary Beneficiary.

For joint Income Focus Payments under contracts that are qualified under the tax code:
(a) one spouse must be the sole Owner and Annuitant and the other spouse must be the sole primary Beneficiary; or
(b) if the owner is a qualified plan or a custodian, then one spouse must be the Annuitant and the other spouse must be the sole contingent Beneficiary because we also require the qualified plan or the custodian to be the sole primary Beneficiary.

Spouses must qualify as such under federal law until this rider terminates.  If at any time before this rider terminates you are no longer spouses you must send us notice.

A person no longer qualifies as a Covered Person and is removed from the Base Contract if that person is no longer an Owner, Joint Owner, Annuitant, or Beneficiary as required above.

After we issue this rider, you cannot add or replace a Covered Person.  You can remove a Covered Person if you initially selected joint Income Focus Payments.  You can only make this change once.

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Definitions continued from the previous page

Covered Person(s) (continued)
Before the Benefit Date, you can remove a Covered Person on any Rider Anniversary by Authorized Request within 30 days before the Rider Anniversary.  After the Benefit Date, you can remove a Covered Person on any Benefit Anniversary by Authorized Request within 30 days before the Benefit Anniversary.  Your request is effective on the Rider Anniversary, or the Benefit Anniversary, if applicable.  If the Rider Anniversary or Benefit Anniversary does not occur on a Business Day, your request is effective on the next Business Day.

If you remove a Covered Person from the Base Contract and the Rider Charge is different between single and joint payments, we change the Rider Charge for joint Income Focus Payments to the Rider Charge for single Income Focus Payments that is in effect at the time your request is effective.  We guarantee that if we increase the Rider Charge, it will not exceed the maximum Rider Charge for single Income Focus Payments shown on the Contract Schedule.  Removing a Covered Person after the Benefit Date does not change the annual maximum Income Focus Payment.

Excess Withdrawal
If you take a withdrawal on or after the Benefit Date, an Excess Withdrawal is the amount of the withdrawal that, when added to other withdrawals taken during the Benefit Year and the annual actual Income Focus Payment, is greater than the annual maximum Income Focus Payment. We treat any portion of a withdrawal you take while you are receiving Income Focus Payments that is not an Excess Withdrawal as an Income Focus Payment.  An Excess Withdrawal includes any applicable withdrawal charge and reduces the Contract Value and the Bonus Value, as applicable, each Income Value, annual maximum Income Focus Payment, and the Traditional Death Benefit value or the Quarterly Value Death Benefit value, as applicable.

You cannot take a partial Excess Withdrawal if the Contract Value, at the end of the Business Day before your withdrawal request, is less than the Minimum Contract Value That Must Remain In The Contract After A Partial Withdrawal shown on the Contract Schedule. You also cannot take a partial Excess Withdrawal if the Contract Value, at the end of the Business Day that we process your withdrawal request, would be less than the Minimum Contract Value That Must Remain In The Contract After A Partial Withdrawal shown on the Contract Schedule.  In this case, we send you the total Contract Value, Income Focus Payments stop, and this rider and the Base Contract terminate on the Business Day you took the withdrawal.

Income Focus Payment	The payment we make to you under this rider.
Quarterly Anniversary
The day that occurs three, six, and nine calendar months after the Rider Effective Date or any subsequent Rider Anniversary.  Quarterly Anniversaries also include Rider Anniversaries.  If the Quarterly Anniversary does not occur on a Business Day, we consider it to occur on the next Business Day.

Rider Anniversary	A 12-month anniversary of the Rider Effective Date.
Rider Year	Any period of 12 months commencing with the Rider Effective Date and each Rider Anniversary thereafter.
Total Income Value	The sum of all Income Values. The Total Income Value determines the Rider Charge.

S40840                                                                               2

Income Focus

Exercising Income Focus Payments under this Rider
You can begin receiving Income Focus Payments by Authorized Request if, on the Benefit Date, all Covered Person(s) meet the Income Focus Exercise Age shown on the Contract Schedule.   The Earliest Benefit Date you can select is shown on the Contract Schedule.  Income Focus Payments begin on the Benefit Date.

If you have not begun receiving Income Focus Payments, and the Contract Value is reduced to zero for any reason other than a withdrawal, or Full or Partial Annuitization, while this rider is in effect, on the next available Benefit Date, we begin making annual payments to you of the annual maximum Income Focus Payment.

If you begin receiving Income Focus Payments, then beginning on the Benefit Date, the following applies.
(a) Partial Annuitizations are not available while you are receiving Income Focus Payments.
(b) You cannot make additional Purchase Payments to the Base Contract while you are receiving Income Focus Payments.
(c) You can only change the ownership of the Base Contract if you selected joint Income Focus Payments, and:
1)  an Owner dies, and the spouse continues the Base Contract; or
2)  you remove a Covered Person from the Base Contract who is also an Owner.  In this case the remaining Covered Person must become the new sole Owner.
(d) If you have the Quarterly Value Death Benefit Rider, the additional M&E Charge for the Quarterly Value Death Benefit continues as long as the Quarterly Value Death Benefit is greater than zero.
(e) Each Income Focus Payment and Excess Withdrawal reduces the Traditional Death Benefit value or the Quarterly Value Death Benefit value, as applicable, proportionately by the percentage of Contract Value withdrawn.
(f) Each Income Focus Payment and Excess Withdrawal reduces the Contract Value and the Bonus Value, as applicable, on a dollar for dollar basis.

Income Focus Payments
On the Benefit Date and on each Benefit Anniversary, we calculate the annual maximum Income Focus Payment, which is equal to the sum of each Income Value multiplied by its associated Income Value Percentage.

You may choose to receive less than the annual maximum Income Focus Payment by Authorized Request within 30 days before the Benefit Date or any subsequent Benefit Anniversary.  Your request is effective on the Benefit Date or on the Benefit Anniversary.  If the Benefit Date or Benefit Anniversary does not occur on a Business Day, your request is effective on the next Business Day.  Any amount of the annual maximum Income Focus Payment you do not withdraw in a Benefit Year does not increase the annual maximum Income Focus Payment calculated for the next Benefit Year.

The amount you request to receive is the annual actual Income Focus Payment.  On the Benefit Date and on each subsequent Benefit Anniversary, each actual Income Focus Payment for the Benefit Year is equal to the annual actual Income Focus Payment divided by the number of payments you selected to receive each year.  If the Income Focus Payment date does not fall on a Business Day, we make the payment to you on the next Business Day.  Income Focus Payments are not subject to a withdrawal charge.

S40840                                                                               3

Income Focus continued from the previous page

Income Focus Payments (continued)
The annual maximum Income Focus Payment must meet the Minimum Income Focus Payment shown on the Contract Schedule or any Income Focus Payments we are making stop, and this rider terminates.  Each actual Income Focus Payment must either be zero or meet the Minimum Income Focus Payment shown on the Contract Schedule.  If we are unable to structure the initial actual Income Focus Payment to meet these restrictions, Income Focus Payments are not available to you.

While the Contract Value is positive, you can change the frequency and/or amount of Income Focus Payments on each Benefit Anniversary for the following Benefit Year.  You must provide notice of any requested change to the frequency and/or amount of actual Income Focus Payments to our Service Center at least 30 days before the Benefit Anniversary.  We change the payment frequency and/or amount on the Benefit Anniversary and the change remains in effect until the Benefit Anniversary you request another change to the actual Income Focus Payments.  You cannot change the frequency or amount of Income Focus Payments on or after the Business Day the Contract Value is reduced to zero.

An Excess Withdrawal reduces each Income Value on the Business Day we process the withdrawal, but does not reduce next year’s annual maximum Income Focus Payment until the Benefit Anniversary that occurs after the Excess Withdrawal.  On the Benefit Anniversary that occurs after the Excess Withdrawal, if the annual maximum Income Focus Payment is less than the Minimum Income Focus Payment shown on the Contract Schedule, we send you the total Contract Value, Income Focus Payments stop, and this rider and the Base Contract terminate.

We deduct each actual Income Focus Payment and any Excess Withdrawal proportionately from the Investment Options.  On each Quarterly Anniversary while the Contract Value is positive, we reallocate the Contract Value among the Investment Options according to your instructions if they comply with any asset allocation restrictions associated with this rider.  You can continue to make transfers between the Investment Options while the Contract Value is positive subject to the provisions set out in the Transfers section of the Base Contract and any asset allocation restrictions associated with this rider.

When an Income Focus Payment is due, if the Contract Value is positive, but less than the actual Income Focus Payment, we credit the Contract Value with (a) – (b), where:
(a) is the actual Income Focus Payment; and
(b) is the Contract Value immediately before we make the actual Income Focus Payment.
We then make the actual Income Focus Payment and reduce the Contract Value to zero.

While you are receiving Income Focus Payments, if the Contract Value is reduced to zero for any reason other than an Excess Withdrawal or Full Annuitization while this rider is in effect:
(a) you can no longer request to receive less than the maximum Income Focus Payment;
(b) you can no longer change the frequency of the Income Focus Payments; and
(c) you continue to receive the maximum Income Focus Payment at the frequency you previously selected until the deaths of all Covered Persons.

S40840                                                                               4

Income Values

Income Values
Income Values help determine the annual maximum Income Focus Payment.

Income Values are made up of Purchase Payments received, excluding any associated bonus, which are reduced proportionately by the percentage of Contract Value applied to a Partial Annuitization or by the percentage of Contract Value withdrawn.  Withdrawals include any applicable withdrawal charges, but not Income Focus Payments.  We reduce each Income Value at the end of the Business Day you take a Partial Annuitization or withdrawal.

For the first Rider Year:
• If the Rider Effective Date is the Issue Date, the first Income Value is equal to all Purchase Payments, reduced by withdrawals, received before the first contract quarterly anniversary.  The next Income Value is equal to all Purchase Payments, reduced by withdrawals, received on and after the first contract quarterly anniversary and before the first Rider Anniversary.
• If the Rider Effective Date occurs after the Issue Date, the first Income Value is equal to the Contract Value at the end of the prior Business Day.  The next Income Value is equal to all Purchase Payments, reduced by withdrawals, received on and after the Rider Effective Date and before the first Rider Anniversary.

For subsequent Rider Years, the Income Value is equal to all Purchase Payments, reduced by withdrawals, received during that Rider Year.

For each period, we establish each Income Value on the Business Day we receive the first Purchase Payment in that period.  We add any additional Purchase Payments received during that period to the existing Income Value.

Before the Benefit Date, each Income Value is eligible for a Performance Increase on the second Rider Anniversary that occurs after we establish it.  On the first Rider Anniversary, only the first Income Value is eligible for a Performance Increase.

Income Value Percentages and Performance Increases
Income Value Percentages help determine the annual maximum Income Focus Payment.

Each Income Value has an associated Income Value Percentage.  Your initial Income Value Percentage for each Income Value is shown on the Contract Schedule.

On each Rider Anniversary before the Benefit Date, and on each Benefit Anniversary after the Benefit Date if you took the entire annual maximum Income Focus Payment during the prior year, you receive a Performance Increase to each Income Value Percentage associated with an eligible Income Value if the Contract Value increases as described below.  The Performance Increase is shown on the Contract Schedule.  Performance Increases are available only before the older Covered Person’s Maximum Birthday shown on the Contract Schedule and if the Contract Value is greater than zero.

On each Rider Anniversary, you receive a Performance Increase if the Contract Value at the end of the prior Business Day is greater than the Contract Value at the end of the last Business Day before the prior Rider Anniversary (or before the Rider Effective Date if this is the first Rider Anniversary).  Before we make this comparison, if we received any Purchase Payments during the last Rider Year, we subtract these payments from the Contract Value we determined at the end of the prior Business Day.  If we increase the Contract Value to equal the death benefit due to a spousal continuation of the contract during the last Rider Year (or Benefit Year after Income Focus Payments have begun), we also subtract the amount of this increase from the Contract Value we determined at the end of the prior Business Day.

However, if the Rider Effective Date is the Issue Date and this is the first Rider Anniversary, you receive a Performance Increase if the Contract Value at the end of the prior Business Day, less any Purchase Payments received on or after the first contract quarterly anniversary, is greater than the total Purchase Payments received before the first contract quarterly anniversary.

S40840                                                                               5

Income Values continued from the previous page

Income Value Percentages and Performance Increases (continued)
If you have a Bonus Option contract, we compare Bonus Values instead of Contract Values, and include with each Purchase Payment its associated bonus when determining Performance Increases.

On each Benefit Anniversary, you receive a Performance Increase if the Contract Value at the end of the prior Business Day is greater than the Contract Value at the end of the last Business Day before the prior Benefit Anniversary (or Benefit Date if this is the first Benefit Anniversary).  If you have a Bonus Option contract, we compare Bonus Values instead of Contract Values.

General Provisions

Removing this Rider from the Base Contract
You can remove this rider from the Base Contract on any Quarterly Anniversary while the Contract Value is positive by Authorized Request within 30 days before a Quarterly Anniversary.  Your request is effective on the Quarterly Anniversary, or on the next Business Day if the Quarterly Anniversary is not a Business Day.

The date this rider is removed is called the Rider Termination Date, and it is shown on the Contract Schedule Addendum.  On the Rider Termination Date, any Income Focus Payments we were making stop, and we deduct any Rider Charge that was accrued but not yet deducted as the final Rider Charge.

If you remove this rider from the Base Contract, it is no longer available for future selection.  Also, if you remove this rider from the Base Contract and you also selected the No Withdrawal Charge Option at the time of application, you must select an available Required Rider as shown on the Contract Schedule, or the Base Contract terminates.

Conditions for Termination of this Rider
Before the Benefit Date, this rider terminates upon the earliest of the following.
(a) The Rider Termination Date if you remove this rider from the Base Contract.
(b) For single Income Focus Payments where the Base Contract is jointly owned and the Joint Owners are not spouses, the date of death of any Joint Owner.
(c) The date of death of all Covered Persons.  If joint Covered Persons were not federally recognized spouses at the date of the first Covered Person’s death, spousal continuation of the Base Contract is not available and this rider ends as of this date of death.
(d) The older Covered Person’s Maximum Birthday.
(e) The Business Day before the Income Date that you take a Full Annuitization.
(f) The Business Day we process your request for a full withdrawal.
(g) The Business Day that the Base Contract terminates.

On or after the Benefit Date that you begin receiving Income Focus Payments, this rider terminates upon the earliest of the following.
(a) The Rider Termination Date if you remove this rider from the Base Contract.
(b) The Business Day you take an Excess Withdrawal of the total Contract Value.
(c) The Business Day before the Income Date that you take a Full Annuitization.
(d) The Benefit Date if the initial annual maximum Income Focus Payment fails to meet the Minimum Income Focus Payment shown on the Contract Schedule.
(e) The Benefit Anniversary that the annual maximum Income Focus Payment fails to meet the Minimum Income Focus Payment shown on the Contract Schedule due to an Excess Withdrawal.
(f) For single Income Focus Payments where the Base Contract is solely owned or owned by a non-individual, the date of death of the Covered Person.
(g) For single Income Focus Payments where the Base Contract is jointly owned, if the Contract Value has been reduced to zero, the date of death of the Covered Person.

S40840                                                                               6

General Provisions continued from the previous page

Conditions for Termination of this Rider (continued)
(h) For single Income Focus Payments where the Base Contract is jointly owned, if the Contract Value has not been reduced to zero and the Joint Owners are not spouses, the date of death of any Joint Owner.
(i) For single Income Focus Payments where the Base Contract is jointly owned, if the Contract Value has not been reduced to zero and the Joint Owners are spouses, the date of death of any Joint Owner unless the surviving spouse is the Covered Person and continues the Base Contract.  If the surviving spouse who is also the Covered Person continues the Base Contract, this rider terminates on the date of death of the Covered Person.
(j) For joint Income Focus Payments, the date of death of both Covered Persons.  If upon the death of one Covered Person, the surviving spouse, who is also a Covered Person, selects to receive payment of the death benefit, then Income Focus Payments stop and this rider terminates at the end of the Business Day we receive both an Authorized Request of the death benefit payment option and due proof of death.
(k) The Business Day that the Base Contract terminates.

Rider Charge
The Rider Charge for this rider is shown on the Contract Schedule.

When we deduct the Rider Charge, we deduct it proportionately from the Investment Options.  The deduction of the Rider Charge reduces the Contract Value and the Bonus Value, as applicable, on a dollar for dollar basis.  The deduction of the Rider Charge does not reduce the amount we use to determine the Free Withdrawal Privilege, the Withdrawal Charge, the Total Income Value, and the Traditional Death Benefit value or the Quarterly Value Death Benefit value, as applicable.

We deduct the final Rider Charge on the Business Day this rider terminates.  However, if on a Quarterly Anniversary the Contract Value is less than the Rider Charge, we deduct any remaining Contract Value to cover the final Rider Charge and reduce the Contract Value to zero.

If this rider terminates due to death, we deduct the final Rider Charge from the Contract Value before calculating the death benefit.

We reserve the right to change the Rider Charge for this rider on each Quarterly Anniversary that this rider is in effect, subject to the Maximum Rider Charge shown on the Contract Schedule.  If we increase the Rider Charge, we will send you written notice.

S40840                                                                               7

Annuity Provisions

Annuitization
You are required to take a Full Annuitization on the latest Income Date unless the Contract Value has been reduced to zero.  If on the latest Income Date specified in the Base Contract, or on such subsequent date as may be authorized by us at our discretion, you have begun receiving Income Focus Payments, the Contract Value is positive and you choose to take fixed Annuity Payments as a Full Annuitization of the Base Contract under either Annuity Option 1 or 3, we make the following guarantees. However, if on the latest Income Date you select any other Annuity Option, or if you choose variable Annuity Payments, the guarantees listed below for Annuity Options 1 and 3 do not apply.

If you selected single Income Focus Payments and you choose Annuity Option 1 - Life Annuity where the sole Annuitant is the sole Covered Person, then the fixed Annuity Payments are equal to the greater of:
(a) the Option 1 annual payment based on the terms of the Base Contract; or
(b) the current annual maximum Income Focus Payment available to you.

If you selected joint Income Focus Payments and you choose Annuity Option 3 - Joint and Last Survivor Life Annuity with payments to continue at a level of 100% to the surviving Joint Annuitant and both Joint Annuitants are the Joint Covered Persons, then the fixed Annuity Payments are equal to the greater of:
(a) the Option 3 annual payment based on the terms of the Base Contract; or
(b) the current annual maximum Income Focus Payment available to you.

The Annuity Payments must meet the Minimum Annuity Payment shown on the Contract Schedule.

In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

Allianz Life Insurance Company
of North America
[                                                                                                           ]
Maureen A. Phillips                                                          Gary Bhojwani
Secretary President

S40840                                                                               8